UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

BORQS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-37593	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Building B23-A Universal Business Park, No. 10 Jiuxianqiao Road, Chaoyang District, Beijing, China 100015
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (86) 10-5975-6336

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Loan Agreement

Borqs Hong Kong Limited, a private company limited by shares under Hong Kong law (“Borqs HK”), and indirect, wholly owned subsidiary of Borqs Technologies, Inc. (the “Company”), entered into a Loan and Security Agreement (the “Loan Agreement”), effective as of April 30, 2018 (the “Effective Date”), with Partners For Growth V, L.P., a Delaware limited partnership (“PFG5”), for a term loan from PFG5 in the maximum amount of $3 million (the “PFG5 Loan”). On May 16, 2018, the Company closed on the PFG5 Loan. After payment of a $45,000 commitment fee to PFG5, $2,955,000 was made available to the Company for general corporate purposes.

The PFG5 Loan matures in full on April 30, 2021 (the “Maturity Date”). Borqs HK shall pay interest only on loan principal for the twelve (12) months immediately following the Effective Date, and thereafter shall make twenty-four (24) equal monthly payments on the outstanding principal of the PFG5 Loan plus accrued interest until the Maturity Date. Repaid principal on the PFG5 Loan may not be reborrowed. Borqs HK may repay the PFG5 Loan in whole or in part at any time without prepayment fee or penalty of any kind. The PFG5 Loan is subject to an interest rate of 8.0% per annum (“Interest Rate”); provided that if the PFG5 Loan is not fully repaid on or before October 30, 2018 (the “Early Repayment Date”), then the interest rate shall increase to 12% as from such date through the Maturity Date.

PFG5’s rights under the Loan Agreement are pari passu with the rights of Partners For Growth IV, L.P. (“PFG4”), a related party of PFG5, under that certain Loan and Security Agreement, dated August 26, 2016, by and between Borqs HK and PFG4, as amended (the “PFG4 Loan”), which remains in full force and effect according to its terms. Except for increased thresholds with respect to the financial covenants described below, the terms of the PFG5 Loan are substantially similar to those of the PFG4 Loan. Pursuant to a subordination agreement, effective as of April 30, 2018, by and between PFG5, Borqs HK and SPD Silicon Valley Bank Co., Ltd., a PRC banking institution (“SSVB”), the PFG5 Loan and PFG5’s rights under the Loan Agreement are subordinate to the obligations of Borqs HK owing to SSVB under the Facility Agreement, dated as of August 31, 2015, as amended, in an amount up to $6 million and indebtedness under a Facility Agreement between SSVB and Borqs Beijing Ltd., a PRC subsidiary of Borqs HK, in an amount up to RMB25 million. PFG4 and SSVB entered into a like subordination agreement pursuant to which PFG4 subordinated its security interests and payment to the obligations owing to SSVB under the PFG4 Loan.

The obligations of Borqs HK under the Loan Agreement are guaranteed by its direct parent company, Borqs International Holding Corp. (“Borqs Holding”), a Cayman Islands company and wholly owned subsidiary of the Company. The PFG5 Loan is secured by all of the tangible and intangible assets of Borqs HK and Borqs Holding, pledged as collateral for the obligations of Borqs HK under the Loan Agreement. Additionally, the Company pledged its ownership interests in Borqs Holding as security to PFG5, which security interest is subordinate to the security interests of SSVB.

Other than the $45,000 commitment fee paid to PFG5, a back-end fee in the amount of $300,000 is due and payable to PFG5 on the Maturity Date; provided, however, if the PFG5 Loan has not been repaid in full by the Early Repayment Date, then the back-end fee shall increase by $100,000 for each succeeding 30 day period following the Early Repayment Date that the PFG5 Loan remains outstanding up to a total back-end fee of $600,000.

The Loan Agreement includes customary representations and warranties and affirmative covenants, negative covenants and financial covenants, including the covenants to meet or exceed (i) quarterly revenues (as required to be classified as such under U.S. Generally Accepted Accounting Principles) of $32,500,000 and (ii) a three month trailing EBITDA target of $2,000,000, with compliance for each covenant determined as of the last day of each calendar quarter for revenues and each calendar month for EBITDA (as defined in the Loan Agreement).

Additionally, unless permitted under the Loan Agreement or with the prior written consent of PFG5, Borqs HK is prohibited from (i) acquiring any assets, except in the ordinary course of business, (ii) making any new investments other than permitted investments, (iii) transferring any part of its business or property except as permitted under the Loan Agreement, (iv) guaranteeing or otherwise becoming liable with respect to the obligations of another party or entity, (v) making any loans of any money or other assets, (vi) repurchasing or redeeming any shares of Borqs HK, (vi) incurring any indebtedness, other than permitted indebtedness and (vii) certain other actions as described in greater detail in the Loan Agreement.

An event of default under the Loan Agreement includes, among other things, (i) any non-payment of the obligations, (ii) materially untrue or misleading representations, warranties, covenants, statements, reports or certificates made or delivered to PFG5 by Borqs HK or Borqs Holding, (iii) failure by Borqs HK to comply with the financial covenants set forth on the schedule to the Loan Agreement, (iv) breach by Borqs HK or Borqs Holding of any of the covenants set forth in Section 4.6 of the Loan Agreement, (v) a default or breach under the Loan Agreement or any other related agreement that remains continuing after the applicable cure period, (vi) a bankruptcy of Borqs HK or Borqs Holding or other assignment for the benefit of creditors, (vii) the occurrence of a change of control of Borqs HK, and (viii) the occurrence of a “Material Adverse Change” as defined in the Loan Agreement.  Upon the occurrence and during the continuance of an event of default under the Loan Agreement, and at any time thereafter, PFG5 may, among other things, without notice or demand, accelerate all outstanding amounts to become immediately due and payable. In addition, the Interest Rate on the PFG5 Loan would become the default rate which is defined in the Loan Agreement to be the lesser of (i) the Interest Rate or 12% (if the PFG5 Loan is not repaid by the Early Repayment Date), plus 6.0% per annum, and (ii) the maximum interest rate allowed to be charged to a commercial borrower under applicable usury laws.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 under the heading “Loan Agreement” is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2018

BORQS TECHNOLOGIES, INC.

By:	/s/ Anthony K. Chan
Name: Anthony K. Chan
Title: Chief Financial Officer

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